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                                                                     EXHIBIT 5.1



                               August 13, 2001



Via Edgar

Board of Directors
Motient Corporation
10802 Parkridge Boulevard
Reston, VA  20191-5416


Ladies and Gentlemen:

     I, David H. Engvall, in my capacity as General Counsel of Motient Corporation, a Delaware corporation ("MOTIENT"), issue this opinion, in connection with its registration statement on Form S-4, (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission relating to the proposed offering of up to 7,658,474 shares of Motient's Series A Voting Convertible Preferred Stock, par value $.01 per share (the "SERIES A PREFERRED SHARES"), which are to be issued by Motient in accordance with the terms of the Agreement and Plan of Merger, dated as of May 14, 2000, as amended (the "MERGER AGREEMENT"), by and among Motient, Rare Medium Group, Inc. and MR Acquisition Corp. and up to 49,014,234, shares of Motient's common stock, par value $.01 per share (the "COMMON SHARES") which may be issued upon conversion of the Series A Preferred Shares. This opinion letter is furnished to you at your request to enable Motient to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

      For purposes of this opinion letter, I have examined copies of the following documents:

      1.    An executed copy of the Registration Statement.

      2.    The Merger Agreement.

      3.    The Restated Certificate of Incorporation of Motient.
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Board of Directors
Motient Corporation

August 13, 2001
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      4.    The bylaws of Motient.


      5. The form of Restated Certificate of Incorporation of Motient included as Appendix D in the joint proxy statement/prospectus included in the Registration Statement (the "New Restated Certificate of Incorporation").



      6. Resolutions of the Board of Directors of Motient adopted at meetings held on May 11, 2001 and July 26, 2001, relating to the adoption of the Restated Certificate of Incorporation, issuance of the Series A Preferred Shares and the Common Shares and arrangements in connection therewith.



      In my examination of the aforesaid documents, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to me, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to me as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.



      For purposes of this opinion letter, I have assumed that (i) the New Restated Certificate of Incorporation will have been duly adopted by proper action of the stockholders of Motient in accordance with the applicable provisions of Delaware law and (ii) prior to any issuance of the Series A Preferred Shares the New Restated Certificate of Incorporation shall have been filed with the Secretary of State of the State of Delaware.


      This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. I express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.
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Board of Directors
Motient Corporation
August 13, 2001
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Based upon, subject to and limited by the foregoing, I am of the opinion that, as of the date hereof:


            1. When (i) the Registration Statement has become effective under the Security Act of 1933 (the "Act"), (ii) the New Restated Certificate of Incorporation has been duly adopted by proper action of the stockholders of Motient in accordance with the applicable provisions of Delaware law, (iii) the New Restated Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware, (iv) the issuance and delivery of the Series A Preferred Shares has occurred in accordance with the terms of the Merger Agreement, the Series A Preferred Shares will be validly issued, fully paid and non-assessable.



            2. When (i) the Registration Statement has become effective under the Act, (ii) the New Restated Certificate of Incorporation has been duly adopted by proper action of the stockholders of Motient in accordance with the applicable provisions of Delaware law, (iii) the New Restated Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware, and (iv) the issuance and delivery of the Common Shares has occurred in accordance with the terms of the New Restated Certificate of Incorporation, the Common Shares will be validly issued, fully paid and non-assessable.


      This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. I assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.


      I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement. In giving this consent, I do not thereby admit that I am an "expert" within the meaning of the Securities Act of 1933, as amended.



                                     Very truly yours,

                                     /s/ David H. Engvall

                                     David H. Engvall
                                     Vice President, General Counsel and
                                     Secretary of Motient Corporation